Exhibit 99.1
For Immediate Release
Thursday, Nov. 2, 2006
Contacts:
Patrick Walsh, EVP & CFO
Kate Snedeker, Media & Investor Relations
317.266.0100
Emmis Declares Special Cash Dividend on Common Stock
Indianapolis...Emmis Communications Corporation (Nasdaq: EMMS) today announced that its Board of Directors has declared a special cash dividend of $4 per share payable pro rata to all holders of the Company’s common stock, with a record date of Sunday, Nov. 12, 2006 and a payment date of Wednesday, Nov. 22, 2006.
“The $4 per share dividend, the first dividend on our common stock in Emmis’ 25 year history, demonstrates our commitment to creating shareholder value and our enthusiasm about what lies ahead for our core radio and publishing businesses,” Emmis Chairman and CEO Jeff Smulyan said.
On Sept. 18, 2006, the company announced that its Board had directed management to take the necessary steps for the special dividend to be declared. The company expects the dividend to be treated for tax purposes as approximately 35% return of capital and 65% dividend. The final allocation will be included in Forms 1099, to be distributed in January.
Emmis Communications — Great Media, Great People, Great Service ®
Emmis is an Indianapolis-based diversified media firm with radio broadcasting, television broadcasting and magazine publishing operations. Emmis owns 21 FM and 2 AM domestic radio stations serving the nation’s largest markets of New York, Los Angeles and Chicago, as well as St. Louis, Austin, Indianapolis and Terre Haute, Ind. In May 2005, Emmis announced its intent to seek strategic alternatives for its 16 television stations, and has sold 14 of them. Emmis owns a radio network, international radio stations, regional and specialty magazines, an interactive business and ancillary businesses in broadcast sales.

Note: Certain statements included in this release which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Emmis to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others: material adverse changes in economic conditions in the markets of Emmis; the ability of Emmis’ stations and magazines to attract and retain advertisers; loss of key personnel; the ability of Emmis’ stations to attract quality programming and its magazines to attract good editors, writers and photographers; uncertainty as to the ability of Emmis’ stations to increase or sustain audience share for their programs and Emmis’ magazines to increase or sustain subscriber demand; competition from other media and the impact of significant competition for advertising revenues from other media; future regulatory actions and conditions in the operating areas of Emmis; the necessity for additional capital expenditures and whether Emmis’ programming and other expenses increase at a rate faster than expected; increasingly hostile reaction of various individuals and groups, including the government, to certain content broadcast on radio and television stations in the United States; financial community and rating agency perceptions of Emmis’ business, operations and financial condition and the industry in which it operates; the effects of terrorist attacks, political instability, war and other significant events; rapid changes in technology and standards in Emmis’ industry; whether pending transactions, if any, or any of the transactions described above are completed on the terms and at the times set forth, if at all; and other risks and uncertainties inherent in the radio broadcasting and magazine publishing businesses. Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.